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                                                                Exhibit 2.4

                           PURCHASE AND SALE AGREEMENT

                                     Between

                STEWART WARNER ELECTRONICS CORPORATION, as Seller

                                       and

                  STEWART WARNER ELECTRONICS CO., as Purchaser

                            Dated as of July 28, 1995

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                                TABLE OF CONTENTS

                             ARTICLE I - DEFINITIONS

1.1     Assets ...........................................................    1
1.2     Business Day .....................................................    2
1.3     Closing ..........................................................    2
1.4     Closing Date .....................................................    2
1.5     Code .............................................................    2
1.6     Contracts ........................................................    2
1.7     ERISA ............................................................    2
1.8     Environmental Laws ...............................................    2
1.9     Excluded Assets ..................................................    3
1.10    Intellectual Property Rights .....................................    3

                    ARTICLE II - PURCHASE AND SALE OF ASSETS

2.1     Transfer of Assets ...............................................    3
2.2     Purchase Price ...................................................    4
2.3     Purchase Price Adjustment ........................................    4
2.4     Assumption of Liabilities ........................................    4
2.5     Taxes ............................................................    6

                       ARTICLE III - CLOSING; TERMINATION

3.1     Closing ..........................................................    6
3.2     Termination ......................................................    6
3.3     Deliveries of Seller .............................................    7
3.4     Deliveries of Purchaser ..........................................    8
3.5     Further Assurances ...............................................    8

             ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER

4.1     Status Authority .................................................    9
4.2     Execution; Valid and Binding Agreements ..........................    9
4.3     Absence of Conflicts .............................................    9
4.4     Title to Properties ..............................................   10
4.5     Litigation .......................................................   10
4.6     Brokerage Commissions ............................................   10
4.7     Patents and Trademarks ...........................................   10
4.8     Compliance with Laws .............................................   10
4.9     Employee Benefit Plans ...........................................   10
4.10    Conflict of Interest .............................................   11
4.11    Compliance with Law ..............................................   11
4.12    Disclaimers ......................................................   11

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4.13    Environmental Matters ............................................   11
4.14    Accounts Receivable ..............................................   12
4.15    No Undisclosed Liabilities .......................................   12
4.16    Government Contracts .............................................   12
4.17    Labor Matters ....................................................   12

             ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1     Status; Authority ................................................   12
5.2     Execution; Valid and Binding Agreements ..........................   12
5.3     Brokerage ........................................................   13
5.4     Consents; Approval ...............................................   13
5.5     Litigation .......................................................   13
5.6     Absence of Conflicts .............................................   13

                          ARTICLE VI - INDEMNIFICATION

6.1     Indemnification by Seller ........................................   14
6.2     Indemnification by Purchaser .....................................   15
6.3     Notice and Payment of Claims .....................................   15
6.4     Defense of Third-Party Claims ....................................   16
6.5     Survival of Representations and Warranties .......................   16
6.6     Limitations on Indemnification ...................................   16

                             ARTICLE VII - EMPLOYEES

7.1     Purchaser's Obligations ..........................................   17
7.2     Employee Benefit Plans ...........................................   17
7.3     Severance ........................................................   17

         ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

8.1     Accuracy of Representations and Warranties and
        Performance of Obligations .......................................   17
8.2     Consents .........................................................   17
8.3     No Litigation or Contrary Judgment ...............................   17
8.4     Deliveries .......................................................   18

           ARTICLE IX - CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

9.1     Accuracy of Representations and Warranties and
        Performance of Obligations .......................................   18
9.2     Consents .........................................................   18
9.3     No Litigation or Contrary Judgment ...............................   18
9.4     Deliveries .......................................................   18
9.5     Letters of Credit, etc. ..........................................   18


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                        ARTICLE X - ADDITIONAL COVENANTS

10.1    Intercompany Accounts ............................................   18
10.2    Access Pending Closing ...........................................   19
10.3    Books and Records ................................................   19
10.4    Confidentiality ..................................................   19
10.5    Filings; Cooperation .............................................   21
10.6    Risk of Loss .....................................................   21
10.7    Conflicting Proprietary Right; Assignment; License ...............   21
10.8    Transitional Use of Trademarks ...................................   21
10.9    Contracts ........................................................   22
10.10   Stewart Warner South Wind Contract ...............................   22
10.11   Letters of Credit ................................................   23

                           ARTICLE XI - MISCELLANEOUS

11.1    Expenses .........................................................   23
11.2    Notices ..........................................................   23
11.3    Entire Agreement .................................................   24
11.4    Severability .....................................................   24
11.5    Assignability ....................................................   24
11.6    Captions .........................................................   24
11.7    Governing Law ....................................................   24
11.8    Counterparts .....................................................   24
11.9    Remedies Cumulative ..............................................   24


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                           PURCHASE AND SALE AGREEMENT

      This Purchase and Sale Agreement (together with all Schedules and Exhibits referred to herein, the "Agreement") made and entered into as of July 28, 1995, among Stewart Warner Electronics Corporation, a Delaware corporation, (hereinafter referred to as "Seller"), and Stewart Warner Electronics Co., a Pennsylvania corporation, (hereinafter referred to as "Purchaser"),

                                   WITNESSETH:

      WHEREAS, Seller is engaged in the business of manufacturing and selling electronic equipment for military applications (the "Business"); and

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain of the assets of Seller related to the Business, all on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, Seller and Purchaser hereby agree as follows:

                             ARTICLE I - DEFINITIONS

      1.1 "Assets" shall mean all of the assets, properties and rights (other than the Excluded Assets) that are used in or arise out of the Business as of the Closing Date, whether owned, leased or licensed by Seller, including, but not limited to, the following:

            (a) all accounts, notes and other receivables;

            (b) all inventories of supplies, merchandise, packaging, advertising and promotional materials, and other materials and products, including raw materials, work in process and finished goods;

            (c) all tangible personal property, including but not limited to, all fixtures, furnishings, furniture, office supplies, computers and computer software, vehicles, rolling stock, machinery, equipment, tools, leasehold improvements, goods, spare parts and other similar personal property;

            (d) all right, title and interest to and under the Contracts;

            (e) all research and development and commercially practiced processes, and manufacturing, engineering, computer software (including source codes) and other technical information, and all notebooks, records, reports and data relating thereto, subject to existing licenses;

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            (f) all Intellectual Property Rights (as hereinafter defined);

            (g) all of the books, records and data including, but not limited to, all books, records and data relating to the purchase of materials, supplies and services, sale of products, customers, invoices, records of employees, commercial data, research done by or for Seller, credit information, catalogues, brochures, training and other manuals, sales literature, advertising and other sales and promotional materials, maintenance records and drawings except for the 1995 general ledger and related journals and records necessary to prepare Seller's tax returns or filings, which may be copied by Purchaser upon request; and

            (h) all rights or choses in action arising out of occurrences before of after the Closing, including, without limitation, all rights under express or implied warranties relating to the Assets.

      1.2 "Business Day" shall mean any day other than a Saturday or Sunday on which commercial banks in the Chicago, Illinois are open for business.

      1.3 "Closing" shall mean the act of completing the transactions contemplated by this Agreement.

      1.4 "Closing Date" shall mean July 28, 1995, or such other date as shall be agreed upon by the parties.

      1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

      1.6 "Contracts" shall mean all contracts, subcontracts, leases, options, purchase orders, sales orders, guarantees, arrangements, undertakings, agreements, understandings, obligations and other commitments of any kind, written or oral, relating to the Business other than the Agreement dated December 2, 1993 between Seller and the United Electrical, Radio and Machine Workers of America and the United Workers Association - UE Local 1154 (the "Union Contract").

      1.7 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

      1.8 "Environmental Laws" shall mean all U.S., federal, state, and local laws, ordinances, regulations, orders, judgments, and injunctions relating to pollution or protection of the environment, including, but not limited to, laws relating to emissions, discharges, releases of pollutants, contaminates, chemicals, toxic or hazardous substances, wastes or other substances or materials into the environment (land, water or air) or otherwise relating to the manufacturing, processing, distribution, use, treatment, burial, storage, disposal, transport or handling of


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pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes and all permits, approvals, consents or other authorizations by or pursuant to any of the foregoing laws.

      1.9 "Excluded Assets" shall mean;

            (a) all trademarks and trade names now or previously used in connection with the Business other than those expressly included in
      Schedule 4.7;

            (b) all cash, bank balances, moneys in possession of banks and other depositories and similar cash property of, owned or held by or for the account of Seller as at the Closing;

            (c) non-trade balances with affiliates of Seller (set forth on Schedule 1.9(c) hereto);

            (d) the Seller's leased vehicles;

            (e) proprietary financial management software of BTR, Inc. or its affiliates;

            (f) assets specifically related to the commercial line tracing and cutting systems business of Seller (the "Line Tracing Business");

            (g) the corporate records of Seller;

            (h) any tax refunds due to Seller; and

            (i) all real property of Seller including, without limitation, the real property located at 1300 North Kostner Avenue, Chicago, Illinois (the "Facility").

      1.10 "Intellectual Property Rights" shall mean the patents, trademarks and other intellectual property specifically listed on Schedule 4.7 and all other inventions, know how, trade secrets, trade names, package designs, trade dress, service marks, copyrights, business names, advertisements, promotional materials, designs, models, registrations and applications and rights to apply for any of the foregoing, and all similar proprietary rights which may subsist in any part of the world, to the extent that all of the above exclusively belong to Seller and are used in the Business, along with the good will associated therewith.

                    ARTICLE II - PURCHASE AND SALE OF ASSETS

      2.1 Transfer of Assets. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties, and covenants herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver the Assets to Purchaser, and Purchaser shall purchase,


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acquire and accept the Assets from Seller, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

      2.2 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date Seller agrees to sell, and Purchaser agrees to purchase, all of the Assets for a total cash purchase price in the amount of $250,000 (the "Purchase Price").

      2.3 Purchase Price Adjustment. On the Closing Date, Seller shall deliver a preliminary statement to Purchaser showing the Seller's good faith estimate of the aggregate amount of (i) trade payables (other than intercompany payments to affiliates of Seller), (ii) payroll costs less payments related to accruals for periods prior to July 1, 1995 and (iii) other cash disbursements (other than intercompany payments to affiliates of Seller) made in the normal course of business paid by Seller less the accounts receivable and customer deposits received by Seller from and after July 1, 1995 (the "Effective Time") through the Closing Date (such statement not to include amounts incurred or received in connection with the Line Tracing Business). On the Closing Date the Purchase Price shall be adjusted dollar for dollar for such net amount, it being intended that Seller and Purchaser be placed in the same position on a cash basis as if the Closing Date had occurred on June 30, 1995. Promptly after the Closing Date (but no later than 10 business days after such date) Seller and Purchaser shall make a final adjustment to reflect any variation between Seller's good faith estimate and the actual cash adjustment required to effect the intent of this
Section 2.3.

      2.4 Assumption of Liabilities. Notwithstanding anything to the contrary set forth herein, in no event shall Purchaser assume or incur any liability or obligation under this Agreement or otherwise become responsible in respect of the following (hereinafter collectively referred to as the "Excluded Liabilities"):

            (a) Any liability or obligation of any nature whatsoever which arises out of or is related to any action, suit, claim or legal, administrative, arbitration, governmental or other proceeding or investigation now pending or hereafter instituted relating to the Business or Assets to the extent the principal event giving rise thereto occurred prior to the Closing Date or which results from or arises out of any action or inaction prior to the Closing Date of Seller or any affiliate, officer, director, employee, agent, representative or subcontractor of Seller;

            (b) Any federal, state or local income, sales, use, excise, ad valorem, intangibles or other tax and any and all penalties and interest relating thereto (i) payable with respect to the business, assets, properties or operations (including, but not limited to, the Business or Assets) of Seller, any member of any affiliated group of which Seller is a member or any other person for whose taxes Seller may be liable for any period prior to the Closing, or (ii) incident to or arising as a consequence of the negotiations or consummation by Seller or any member of any affiliated group of which Seller is a member of this Agreement and the transactions contemplated hereby;


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            (c) Any liability or obligation arising under or relating to any of the Excluded Assets;

            (d) Any liability or obligation of any nature whatsoever arising prior to or as a result of the Closing to any employee, agent or independent contractor of the Seller, whether or not employed by Purchaser after the Closing, or under any benefit plan or arrangement with respect thereto, including, but not limited to, severance obligations and accruals for vacation pay, sick pay and similar accruals other than liabilities expressly assumed by Purchaser pursuant to Section 2.4(e);

            (e) Any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants or other experts of Seller or any of its affiliates;

            (f) Any liabilities or obligations of either Seller or any subsidiary under any debts, notes, negotiable instruments and written or oral commitments to repay indebtedness, including, without limitation, any intercompany debt; or

            (g) Any mortgage, security interest, lien or encumbrance of Seller or any subsidiary of any kind.

      In addition to hiring those persons set forth on Schedule 7.1, Purchaser shall assume on the Closing Date, subject to the terms and conditions of this
Agreement:

            (a) all duties and obligations required to be performed after the Closing Date pursuant to the Contracts (including, without limitation, all warranty liabilities);

            (b) all trade payables (which, for the purposes of identification only, were [$77,997] on June 30, 1995 minus any amount representing legal fees incurred by Seller in connection with the DOD subpoena referenced in
      Schedule 4.5 ($30,136 as of June 30, 1995));

            (c) except as otherwise set forth in this Agreement, all liabilities of whatsoever type or nature arising out of or associated with the ownership of the Assets or the operation of the Business after the Closing. Without limiting the foregoing, Purchaser shall be liable for all product liability claims for products shipped after the Closing by Purchaser and workers' compensation claims relating to the Business for occurrences taking place after the Closing Date;

            (d) any liability associated with customer deposits to the extent accrued on Seller's books (which, for the purposes of identification only, were $360,000 on June 30, 1995); and


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            (e) any liability relating to accruals for vacation pay, sick pay and similar accruals for those employees listed in Schedule 7.1 arising from and after July 1, 1995 and, for all employees accepting employment with Purchaser, all liability for severance payments for such employees.

      2.5 Taxes.

            (a) All sales, use, value-added, stamp duty, transfer or other similar taxes incurred in connection with the transfer and sale of the Assets to Purchaser shall be borne by Seller. All property ad valorem taxes which have accrued or have been assessed or liened against the Assets shall be paid by Seller. Any taxes on net income resulting from the sale of the Assets to Purchaser or with respect to the operation of the Business prior to Closing shall be borne by Seller. All taxes collected by Seller from third parties prior to Closing including, but not limited to, sales and use taxes and all payroll withholding taxes, including both employee and employer portions of F.I.C.A., shall be paid by Seller to the appropriate governmental authority and Purchaser shall bear no responsibility for any portion thereof.

            (b) Purchaser and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practical, such information (including access to books and records) and assistance as is reasonably necessary for the filing of any tax return, the preparation for any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any tax matter. Seller and Purchaser shall cooperate with each other in the conduct of any tax audit or other tax proceedings and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Agreement.

            (c) Seller and Purchaser will mutually agree to the allocation of the Purchase Price among the Assets in accordance with Section 1060 of the Code. Seller and Purchaser will each be bound by such allocation in preparing their respective tax returns.

                       ARTICLE III - CLOSING; TERMINATION

      3.1 Closing. The Closing shall take place at 12:00 noon local time on the Closing Date, at the offices of Seller, or at such other place, time and date as Seller and Purchaser may mutually agree. Such Closing shall be deemed effective at 11:59 p.m. local time on the Closing Date.

      3.2 Termination. This Agreement may be terminated on written notice at any time prior to Closing:

            (a) by mutual consent of Seller and Purchaser;


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            (b) by either Purchaser or Seller if there has been a material misrepresentation or breach of warranty on the part of any party in the representations and warranties set forth in this Agreement, or if there has been a material breach of any of the covenants on the part of any party as set forth in this Agreement, which breach has not been cured within a reasonable time after notice thereof;

            (c) by either Purchaser or Seller if on the Closing Date any of the conditions to their respective obligations to perform has not been met or waived;

            (d) by either Purchaser or Seller if the Closing has not occurred on or prior to August 15, 1995.

      Upon any such termination, the parties shall be released from all obligations or liabilities arising hereunder except for liabilities arising out of pre-termination breaches hereof, and liabilities arising out of the failure or refusal of either party to consummate the Closing if all conditions precedent set forth in either Article VIII or Article IX, as appropriate, have been met or waived.

      3.3 Deliveries of Seller. Seller shall deliver to Purchaser at or prior to the Closing the following documents:

            (a) certified copies of resolutions adopted by the Board of Directors and sole shareholder of Seller authorizing this Agreement and the transactions contemplated hereby;

            (b) an opinion of the Assistant General Counsel of Seller, addressed to Purchaser, and dated as of the Closing Date, substantially in the form of Exhibit A attached hereto;

            (c) such bills of sale, endorsements, assignments, deeds and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the Purchaser, and its counsel, as shall be necessary and effective to vest in Purchaser good and marketable title to the Assets, including, without limitation, (i) good and valid title in and to all of the Assets owned by Seller, (ii) good and valid leasehold interest in and to all of the Assets leased by Seller as lessee, and (iii) all of Seller's rights under all agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments and other documents included in the Assets to which Seller is a party or by which it has rights on the Closing Date;

            (d) a lease agreement covering the Facility between Seller and Purchaser in the form of Exhibit 3.3(d) (the "Lease");

            (e) such other documents, instruments or certificates as shall be reasonably requested by Purchaser;


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            (f) all of the agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related objects and sources codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondence, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the Assets; and

            (g) Guaranties of BTR Dunlop, Inc. and Stewart Warner Corporation in the form of Exhibit 3.3(f).

      3.4 Deliveries of Purchaser. Purchaser shall deliver to Seller at the Closing the following:

            (a) $250,000 plus or minus Seller's initial estimate of the cash adjustment contemplated by Section 2.3, by wire transfer in immediately available funds;

            (b) an opinion of counsel to the Purchaser, addressed to Seller and dated as of the Closing Date, substantially in the form of Exhibit B attached hereto;

            (c) certified copies of resolutions adopted by the Board of Directors and shareholder of Purchaser authorizing this Agreement and the transactions contemplated hereby;

            (d) the Lease;

            (e) a Guaranty of Herley Industries, Inc. in the form of Exhibit 3.4(f); and

            (f) such other documents, instruments or certificates as shall be reasonably requested by Seller.

      3.5 Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably request in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the Assumed Obligations. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


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              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Purchaser the following:

      4.1 Status Authority. Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Seller is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business. Seller has all requisite corporate power and authority to execute and deliver this Agreement and each of the instruments and other documents to be executed and delivered hereunder, and to perform its respective obligations hereunder and thereunder. Seller has or will have by Closing taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      4.2 Execution; Valid and Binding Agreements. The execution, delivery and performance by Seller of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all required corporate and shareholder action. This Agreement has been duly executed and delivered by Seller and, assuming that this Agreement is the valid and binding agreement of Purchaser, constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extend that:

            (a) such enforcement may be limited by bankruptcy, insolvency, reorganizations, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and

            (b) certain of the covenants contained herein may not be specifically enforceable and, in such event, courts may award money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

      4.3 Absence of Conflicts. The execution, delivery and performance of this Agreement, and any instrument or other document to be executed and delivered by Seller hereunder, does not and will not violate or conflict with, result in a breach of, constitute a default under or give rise to a right of acceleration or termination under (with or without notice, lapse of time, or both) (i) the certificate of incorporation or by-laws of Seller, (ii) any law, regulation, rule, order, arbitration award, judgement, decree or other similar restriction to which Seller is subject or by which it is bound, or (iii) any note, mortgage, indenture, bond or contract, agreement, plan, instrument, lease, waiver, license or permit to which Seller is a party or by


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

which it is bound, provided, however, that Seller makes no representation or warranty as to the assignability of any Contract or the need to obtain any consents to effect such assignments.

      4.4 Title to Properties.

            (a) Seller has good and marketable title to the Facility.

            (b) Seller has good and marketable title to all the Assets, free and clear of all claims, security interests, liens, pledges, charges, encumbrances and restrictions of any nature whatsoever.

            (c) the fixed assets to be transferred to Purchaser pursuant to this Agreement constitute all the fixed assets currently used in the Business.

      4.5 Litigation. Except as set forth in Schedule 4.5, there are no actions, suits, claims, proceedings or investigations pending or, to Seller's knowledge, threatened against, relating to or involving the Business or Assets before any court, arbitration or administrative or governmental body, which may have a material adverse effect on the Business or upon Seller's ability to perform this Agreement or consummate the transactions contemplated hereby, and no order, injunction, decree or unsatisfied judgment which is outstanding against or relating to the Business or which could reasonably be expected to interfere with Seller's ability to consummate the transactions contemplated by this Agreement.

      4.6 Brokerage Commissions. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

      4.7 Patents and Trademarks. Schedule 4.7 attached hereto sets forth a list of patents, patent applications and trademarks (whether registered or applied for) owned by Seller. Immediately following the Closing, Purchaser will own all right, title and interest in and to, and will enjoy the unencumbered exclusive right to use, the Intellectual Property Rights, including all goodwill associated therewith, except for licenses retained by Seller or Seller's affiliates.

      4.8 Compliance with Laws. Except as disclosed on Schedule 4.5, Seller has not received notice of any violation of any federal, state, local or foreign law, ordinance or regulation relating to the Business and, to the best of Seller's knowledge, Seller is not in violation of any such law, ordinance or regulation, the violation of which has had or could reasonably be expected to have a material adverse effect on the Business.

      4.9 Employee Benefit Plans. Schedule 4.9 attached hereto sets forth all of the employee benefit plans and programs of Seller applicable to employees of the Business under which Seller is or may become obligated to provide benefits to such employees including, without limitation, pension, retirement, profit-sharing, savings, bonus, deferred or incentive compensation, hospitalization, medical, life or disability insurance plans, vacation and paid holiday benefits, termination or severance pay benefits, and restricted stock, stock option, stock appreciation rights or similar plan (the "Plans"). Seller has not made any written or oral statements or representations that would give rise to an obligation on the part of Purchaser to offer the employees any benefits other than those listed in Schedule 4.9. The Plans have been maintained and administered in compliance with applicable federal and state laws, regulations and rules, including, but not limited to, ERISA and the Code and all applicable laws and regulations. All contributions required by law or contract to be made to each Plan have been timely made. Neither Seller nor any of its directors, officers, or agents have been involved in any prohibited transactions with respect to such Plans.

      4.10 Conflict of Interest. No officer, director or employee of Seller:

            (a) has any interest in any property, asset or right which is used by Seller in the conduct of the Business or in any entity which does any business with Seller, or

            (b) has any contractual relationship with Seller other than as an officer, director or employee.

      4.11 Compliance with Law. Seller has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on the Business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under all agreements to which it is a party, and Seller has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business and its employment of labor or its use or occupancy of properties or the violation of which would have a material adverse effect upon the Assets, liabilities, results of operations, financial condition, business or prospects of the Business.

      4.12 DISCLAIMERS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO REPRESENTATIONS OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, REGARDING THE BUSINESS OR THE ASSETS INCLUDING, WITHOUT LIMITATION, AS TO THE PHYSICAL CONDITION, VALUE, QUANTITY OR QUALITY OF THE INVENTORY, MACHINERY AND EQUIPMENT AND RECEIVABLES, AND SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, USAGE OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY OF THE ASSETS.

      4.13 Environmental Matters. The operations of the Business are in compliance in all material respects with all statutes, regulations and ordinances relating to the protection of human health and the environment. There has been no release of a hazardous substance into the environment at any property owned, leased or used by the Seller (the "Premises") including, without limitation, any such release in the soil or groundwater underlying the Premises. The Seller has not received notice of any violation of any environmental statute or regulation nor has it been advised of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party with respect to the Assets or the operation of the Business.

      4.14 Accounts Receivable. The accounts receivable as set forth on Schedule
4.14 are valid and genuine; have arisen solely out of bona fide sales and performance of services and other business transactions in the ordinary course of business consistent with past practices of the Business.

      4.15 No Undisclosed Liabilities. The Seller does not have any liabilities or obligations which are not adequately reflected or provided for in the Agreement or the Exhibits hereto (including the balance sheet dated June 30, 1995 attached as Schedule 4.14 hereto) except liabilities and obligations incurred since June 30, 1995 in the ordinary course of business and consistent with past practices of the Business.

      4.16 Government Contracts. With respect to government contracts or OEM subcontracts included in the Contracts, there are not (i) any outstanding written cure notices or show causes, (ii) any written notices of contract termination or stop work orders, (iii) any written final decision assessing a penalty or damages, (iv) any outstanding written assertion of a formal claim based on violation of government cost accounting standards or government pricing, (v) any outstanding formal notice of proposed disallowance of indirect cost claims, or (vi) except as provided in this Agreement, any subpoena or written notice signifying government investigation.

      4.17 Labor Matters. There is no pending unlawful employment practice or discrimination charge involving the Seller. There is no pending unfair labor practice charge or complaint against Seller. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Seller executives, threatened against or involving or affecting the Seller. No grievance or arbitration proceeding relating to the employees of the Seller is pending.

             ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Seller the following:

      5.1 Status; Authority. Purchaser is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each of the instruments and other documents to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder. Purchaser has or will have by Closing taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      5.2 Execution; Valid and Binding Agreements. The execution, delivery and performance by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by Purchaser's board of directors. This Agreement has been duly executed and delivered by Purchaser and, assuming that this Agreement is the valid and binding agreement of Seller, constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that:

            (a) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and

            (b) certain of the covenants contained herein may not be specifically enforceable and in such event, courts may award money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

      5.3 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

      5.4 Consents; Approval. No permit, consent, approval or authorization of, or declaration to or filing or registration with, any governmental or regulatory authority (including, without limitation, U.S. or foreign government security clearances) is required in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation of any other transaction contemplated hereby.

      5.5 Litigation. Except as set forth in Schedule 5.5, there are no actions, suits, claims, proceedings or investigations pending or, to Purchaser's knowledge, threatened against Purchaser, before any court, arbitration or administrative or governmental body, which may have a material adverse effect on Purchaser's ability to perform this Agreement or consummate the transactions contemplated hereby, and no order, injunction, decree or unsatisfied judgment which is outstanding against Purchaser which could reasonably be expected to interfere with Purchaser's ability to consummate the transactions contemplated by this Agreement.

      5.6 Absence of Conflicts. The execution, delivery and performance of this Agreement, and any instrument or other document to be executed and delivered by Purchaser hereunder, does not and will not violate or conflict with, result in a breach of, constitute a default under or give rise to a right of acceleration or termination under (with or without notice, lapse of time, or both) (i) the articles of incorporation or by-laws of Purchaser, (ii) any law, regulation, rule, order, arbitration award, judgment decree or other similar restriction to which Purchaser is subject or by which it is bound, or (iii) any note, mortgage, indenture, bond or contract, agreement, plan instrument lease, license or permit to which Purchaser is a party or by which it is bound.

                           ARTICLE VI- INDEMNIFICATION

      6.1 Indemnification by Seller. Except as set forth elsewhere in this Agreement, and except for the negligence of Purchaser, Seller agrees to indemnify and hold harmless Purchaser against and in respect of any and all claims, liabilities, obligations, losses, costs deficiencies, litigation, taxes, assessments, demands, damages, or judgments of any kind or nature whatsoever ("Claims") related to, arising from, or associated with:

            (a) any breach or violation of the covenants made in this Agreement by Seller;

            (b) any breach or violation of the unexpired representations and warranties made in this Agreement by Seller;

            (c) the liabilities and obligations not expressly assumed by Purchaser pursuant to this Agreement;

            (d) any investigation, cleanup, remedial or removal activity, damage to natural resource, personal injury or property damage of any nature whatsoever arising out of or relating to the use of any substance, waste, airborne particles, contaminate, hazardous substance or pollutant considered to be hazardous under any applicable federal, state or local law, rule, regulation or ordinance in effect as of the Closing Date (collectively, "Hazardous Materials") to the extent that such use occurred on or prior to the Closing Date, and such activity took place on, or Hazardous Materials were produced at, or originated from, property owned or leased by Seller associated with the operation of the Business; provided, however, that in the event of any environmental remediation actions, Seller shall have the right to undertake and control, at its expense, such remediation and to accomplish such remediation at the lowest cost practicable so long as to grant Seller such rights is permitted by applicable law and so long as Seller accomplished such remediation in accordance with any applicable requirements imposed by any law regulation or ordinance or by any court or governmental authority;

            (e) any tax liability relating to periods prior to the Closing;

            (f) any employment related liability or claim relating to any period prior to the Closing, including, without limitation, claims for medical payments, severance or other employee benefits, and claims arising out of the Union Contract;

            (g) any claims for workers' compensation based on occurrences prior to the Closing;

            (h) any product liability claims relating to occurrences prior to the Closing;

            (i) non-compliance by Seller with bulk sales laws or similar common law in connection with this transfer; and

            (j) any and all direct liability including damages or losses under the Contracts to Purchaser or its parents and affiliates (including costs, disbursements and reasonable legal fees) associated with the Department of Defense subpoena received by the Seller on March 29, 1995 and any ensuing investigation and proceeding, but expressly excluding indirect or consequential losses including, but not limited to, loss of business from existing or future customers of Purchaser or its affiliates (other than work under the Contracts).

      6.2 Indemnification by Purchaser. Except as set forth elsewhere in this Agreement or in any Schedule or Exhibit hereto, Purchaser shall indemnify and hold harmless Seller against and in respect of all Claims related to, arising from, or associated with:

            (a) any breach or violation of the covenants made in this Agreement by Purchaser;

            (b) any breach or violation of the unexpired representations or warranties made in this Agreement by Purchaser;

            (c) all product liability claims relating to occurrences involving products shipped by Purchaser after the Closing,

            (d) any claims for workers' compensation based on occurrences after the Closing,

            (e) any acts, omissions, events, occurrences, circumstances or transactions of whatsoever type or nature associated with, arising out of or relating to the ownership, use or possession of the Assets by Purchaser, or the conduct or operation of the Business by Purchaser, after the Closing;

            (f) the liabilities and obligations assumed by Purchaser pursuant to
      Section 2.4 hereof; and

            (g) the failure to obtain consents or approvals from parties to any Contracts in connection with the transactions contemplated herein or the termination, placing in default or any other action that might be taken by any customer under the Contracts as a result of the transactions contemplated by this Agreement.

      6.3 Notice and Payment of Claims. Upon obtaining knowledge of any Claims, the party entitled to indemnification (the "Indemnitee") shall promptly notify the party liable for such indemnification (the "Indemnitor") in writing of such Claims which the Indemnitee has determined has given or could give rise to a Claim under Section 6.1 or Section 6.2 hereof (such written notice being hereinafter referred to as a "Notice of Claim"); provided, however, that failure of an Indemnity timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Article VI except to the extent that such failure adversely affects the ability of the Indemnitor to defend such Claims or materially increase the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. In addition, if the Indemnitee settles or compromises any third party claims prior to giving a Notice of Claim to Indemnitor, the Indemnitor shall be released from its indemnity obligations to the extent that such settlements or compromises were not made in good faith and were not commercially reasonable. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Claim giving rise to a right of indemnification. The Indemnitee shall satisfy its obligations under Section 6.1 or Section 6.2 as the case may be, within sixty days of its receipt of a Notice of Claim; provided, however, that for so long as the Indemnitor is defending a Claim in good faith pursuant to Section 6.4 below, its obligations to indemnify the Indemnitee with respect thereto shall be suspended. The Indemnitor shall have thirty days after receipt of a Notice of Claim to notify the Indemnitee whether or not it disputes its liability to the Indemnitee with respect to such Notice of Claim.

      6.4 Defense of Third-Party Claims. With respect to any action or any claim set forth in a Notice of Claim relating to a third-party claim, the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right, but not the obligation, to participate in the defense of any such third-party claim, with counsel of its own choosing. So long as the Indemnitor is defending in good faith any such third-party claim, the Indemnitee shall not settle or compromise such third-party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required for use in contesting any third-party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. In the event the Indemnitor shall fail timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnitee shall have the right, but not the obligation, to defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor including reasonable attorneys' fees, disbursements, and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof.

      6.5 Survival of Representations and Warranties. All of the representations and warranties made by any party in Article IV and Article V of this Agreement shall survive for a period of one year from the Closing Date. No party shall be entitled to indemnification for breach of any representation and warranty set forth in Article IV or Article V of this Agreement unless a Notice of Claim of such breach has been given to the breaching party within the period of survival of such representation and warranty as set forth herein. Nothing contained herein shall affect the obligations of the parties as set forth elsewhere in this Article 6 and in this Agreement.

      6.6 Limitations on Indemnification. Notwithstanding anything to the contrary contained herein, no indemnification obligation shall arise hereunder except to the extent that all Claims asserted by a party hereto exceeds $50,000 in the aggregate, it being understood that such

$50,000 is a deductible and not a threshold, provided, however, that such deductible shall not apply to Claims relating to taxes or to the indemnification obligations of Seller in Sections 6.1(g) and 6.1(k) or of Purchaser in Sections 6.2(f).

                             ARTICLE VII - EMPLOYEES

      7.1 Purchaser's Obligations. Effective as of 12:01 a.m. on the day after Closing Date, Purchaser shall offer employment to all employees of Seller identified in Schedule 7.1. Purchaser agrees that for purposes of eligibility and vesting in those benefit plans of Purchaser in which he or she is otherwise eligible to participate, each employee will be credited with the length of service and/or seniority accumulated by such employee with Seller.

      7.2 Employee Benefit Plans. Seller shall retain all liabilities for the Plans and Purchaser shall have no responsibility therefor.

      7.3 Severance. Any employees set forth on Schedule 7.1 terminated by Purchaser after Closing shall be entitled only to such severance benefits as Purchaser may provide under its plans, policies and practices and shall have no claim on Seller.

        ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

      The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in writing by Purchaser:

      8.1 Accuracy of Representations and Warranties and Performance of Obligations. All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date and Seller shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.

      8.2 Consents. All authorizations, consents or approvals of any and all governments, governmental authorities, and quasi-governmental authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

      8.3 No Litigation or Contrary Judgment. On the Closing Date there shall exist no lawsuit or other claim or action in regard to any foreign, federal, state or local law or regulation (or administrative proceeding or investigation) which could interfere with the consummation of the transactions contemplated by this Agreement or which could materially adversely affect the Business or the financial condition or results of operations of the Business, except as previously disclosed in this Agreement or any of the Schedules hereto. The Closing shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

      8.4 Deliveries. Seller shall have made or tendered, or caused to be made or tendered, delivery to Purchaser of the documents set forth in Section 3.3.

           ARTICLE IX - CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

      The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in writing by Seller:

      9.1 Accuracy of Representations and Warranties and Performance of Obligations. All representations and warranties made by Purchaser in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date; and Purchaser shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.

      9.2 Consents. All authorizations, consents or approvals of all governments, governmental authorities and quasi-governmental authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained on terms reasonably satisfactory to Seller and shall be in full force and effect.

      9.3 No Litigation or Contrary Judgment. On the Closing Date there shall exist no lawsuit or other claim or action in regard to foreign or U.S. federal, state, or local law or regulation (or any administrative proceeding or investigation) which could adversely affect the transfer of the Assets to Purchaser or interfere with the consummation of the transactions contemplated by this Agreement except as previously disclosed in this Agreement or the Schedules hereto. The Closing shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

      9.4 Deliveries. Purchaser shall have made or tendered, or caused to be made or tendered, delivery to Seller of the Purchase Price and the documents set forth in Section 3.4.

                        ARTICLE X - ADDITIONAL COVENANTS

      10.1 Intercompany Accounts. Through the Closing, Seller shall continue to employ cash management practices consistent with those employed immediately prior to the date of this Agreement. All collection, concentration, imprest and disbursement bank accounts used in the Business and the balances therein existing as of Closing, shall be retained by Seller, provided that all monies received by Seller relating to the Assets or the Business purchased hereunder after the Closing shall promptly be remitted to Purchaser. Seller shall also retain liability with respect to all checks or other drafts or withdrawals written on all such disbursement accounts prior to the Closing and shall either retain balances in such accounts at Closing to cover such checks, drafts or withdrawals or shall reimburse Purchaser as soon as practicable after Closing for such checks, drafts or withdrawals paid by Purchaser. This Section shall not affect the purchase price adjustment contemplated by Section 2.3 hereof.

      10.2 Access Pending Closing. Seller shall, at all reasonable times prior to Closing, make the plants, properties, inventories, contracts, commitments, books and records (including computer files, retrieval programs and related documentation) of Seller (to the extend pertinent to the Business) fully available during normal business hours to Purchaser, its representatives, financial advisors, lenders and auditors, and Seller shall furnish or cause to be furnished to Purchaser and its representatives during such period all such information and data concerning the same as Purchaser or such representatives may reasonably request.

      10.3 Books and Records. From and after the Closing, Purchaser shall provide Seller and its representatives with reasonable access (for the purpose of examining and copying) during normal business hours, to the books and records of the Business pertaining to periods or occurrences prior to the Closing Date. Without limiting the foregoing, Purchaser shall preserve and keep any such books and records it may retain with respect to the Business for a period of seven (7) years after the Closing or for any longer period: (a) as may be required by any federal, state or other governmental body or agency or any contract or agreement; (b) as may be reasonably necessary in respect of the prosecution of defense of any suit, action, litigation or administrative, arbitration or other proceeding or investigation that is then pending or threatened; or (d) that is equivalent to the period established by any applicable statute of limitations (or any extension or waiver thereof) with respect to matters pertaining to taxes. If Purchaser wishes to destroy any records referred to herein after that time, it shall first give 60 days prior written notice to the other, and Seller shall have the option, upon written notice given to Purchaser within such 60 day period, to take possession of such records within 30 days after the date of its notice requesting the same.

      10.4 Confidentiality.

            (a) In addition to the terms, provisions and covenants of any and all confidentiality agreements that Purchaser has executed or made pertaining or relating to the transactions contemplated hereby (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect until Closing, Purchaser acknowledges that, in the course of its investigations of the Business, Purchaser and its representatives ("Purchaser's Representatives") have and will become aware of confidential information and documents of the Business, and that its use of such confidential information and documents, or communication of such information to third parties, could be detrimental to the Business. Purchaser covenants that prior to Closing all information and documents concerning the Business reviewed by Purchaser or its Representatives in connection with this Agreement or the transactions contemplated hereby shall be maintained in confidence and shall not be disclosed or used by Purchaser or Purchaser's Representatives without Seller's prior consent, unless such information is either (i) otherwise publicly available, (ii) required to be disclosed pursuant to judicial order or law, or (iii) the transactions contemplated herein have been consummated with Purchaser and such use or disclosure will not materially adversely affect Seller's use or sale of the Excluded Assets. In the event that the transactions contemplated herein are not consummated, (i) Purchaser shall return, all information and documents concerning the Business received by Purchaser (including any copies thereof or extracts therefrom), (ii) Purchaser shall keep confidential and shall not use any such information or documents unless required to disclose such information or documents pursuant to judicial order, regulation or law. In the event that Purchaser or any of Purchaser's Representatives becomes legally compelled to disclose any such information or documents, Purchaser will provide Seller with prompt written notice before such disclosure, sufficient to enable Seller either to seek a protective order, at their sole expense, or other appropriate remedy preventing or prohibiting such disclosure, or to waive compliance with the provisions of this Agreement or both, and (iii) neither Purchaser nor Seller shall disclose to any third party the reasons why the transactions contemplated herein were not consummated.

            (b) In addition to the terms, provisions and covenants of any and all confidentiality agreements that Seller has executed or made pertaining or relating to the transactions contemplated hereby (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect until Closing, Seller acknowledges that, in the course of its negotiations with Purchaser concerning the sale of the Business, Seller and its representatives ("Seller's Representatives") have and will become aware of confidential information and documents relating to Purchaser and its affiliates, and that its use of such confidential information and documents or communication of such information to third parties, could be detrimental to Purchaser and its affiliates. Seller covenants that all information and documents concerning Purchaser and its affiliates disclosed to Seller or any Seller Representative in connection with this Agreement or the transactions contemplated hereby shall be maintained in confidence and shall not be disclosed or used by Seller or any Seller Representative without Purchaser's prior consent, unless such information is either (i) otherwise publicly available, or (b) required to be disclosed pursuant to judicial order or law. In the event that Seller or any Seller Representative becomes legally compelled to disclose any such information or documents, Seller will provide Purchaser with prompt written notice before such disclosure, sufficient to enable Purchaser either to seek a protective order, at its sole expense, or other appropriate remedy preventing or prohibiting such disclosure, or to waive compliance with the provisions of this Agreement or both.

            (c) The parties agree that no press release or other public statement concerning the negotiation, execution and delivery of this Agreement or the transactions contemplated hereby shall be issued or made without the prior approval of both Seller and Purchaser (which approval shall not be unreasonably withheld), except as required by the rules of any Stock Exchange or applicable law or regulation. Without limiting the foregoing, the parties agree that the terms of the transaction contemplated herein will be kept strictly confidential and shall not be disclosed to Purchaser's customers or competitors.

      10.5 Filings: Cooperation. Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions to Closing set forth herein. On or after the Closing Date, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including contract assignments, providing access to personnel, and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement and to allow the orderly transition of the Business to the Purchaser. In connection with the liabilities assumed by Purchaser pursuant to this Agreement, and the retention by Seller of all other liabilities not specifically assumed by Purchaser, each of the parties hereto shall, and shall cause their affiliates and employees to, cooperate with and assist the other party or parties in their defense of such assumed or retained litigation or liabilities, by, among other things, providing such other party or parties with full access to pertinent records at such times as such other party or parties may reasonably request, and making available for depositions, testimony, interviews or other consultation, such officers, employees, or agents as such party or parties may reasonably request without cost to such party or parties except for reimbursement by it or them of reasonable out-of-pocket expenditures incurred in connection with such cooperation and assistance. Without limiting the foregoing, Purchaser shall make available at no cost to Seller a segregated area within the facility to collect and organize documents relating to the matters disclosed in
Schedule 4.5.

      10.6 Risk of loss. All risk of loss with respect to the Assets shall remain with Seller until the Closing Date. If at any time after the date of this Agreement and prior to the Closing Date, the Assets, or any material portion thereof, are damaged by fire or other casualty or are taken or appropriated by virtue of eminent domain or similar proceedings, Purchaser may at its option terminate this Agreement. If Purchaser elects to keep this Agreement in full force and effect, Purchaser shall be entitled to receive all insurance or condemnation proceeds payable to Seller or an affiliate of Seller with respect to such damaged, taken or appropriated Assets.

      10.7 Conflicting Proprietary Rights; Assignment; License. Except as required by existing licenses, on or before Closing Seller will permanently discontinue, and will cause all their affiliates permanently to discontinue, all use of any Intellectual Property Rights to be assigned to Purchaser pursuant to this Agreement. Without limiting the foregoing, Seller shall take all appropriate action to change its corporate name to remove all reference to the word "Stewart Warner Electronics".

      10.8 Transitional Use of Trademarks. Seller recognizes that certain inventory, labels, containers, stationery and promotional material relating to such inventory, being assigned to Purchaser under this Agreement may bear trademarks and trade names not being assigned or licensed to Purchaser. Seller agrees that Purchaser will be permitted to sell such inventory and use such labels, containers, stationery and promotional material for a reasonable period not to exceed six (6) months after the Closing. Neither Seller nor any of its affiliates shall have any liability for products manufactured or sold by Purchaser containing or utilizing such labels, containers, stationery or promotional materials.

      10.9 Contracts. Purchaser agrees that, except as expressly provided herein, Seller has made no representations or warranties regarding the Contracts whatsoever, which, except as expressly provided herein, are being purchased "as is". Purchaser acknowledges that there can be no assurance that the parties to the Contracts will consent to assignments or novation or otherwise cooperate so as to allow Purchaser to perform the Contracts and all such risks are to be borne by Purchaser. Furthermore, the parties agree that, notwithstanding the contemplated Closing or the other transactions contemplated hereby, the parties will take no action that would violate any U.S. or foreign law, rule or regulation (including, without limitation, relating to security clearances) and to the extent necessary the actions contemplated by this Agreement shall be postponed or amended to prevent any such violation. In no event, however, shall such postponement or amendment result in a claim by Purchaser or any of its affiliates against Seller, the risks and costs of such actions being borne solely by Purchaser. Seller and Purchaser shall cooperate fully with each other to obtain any required consents, approvals or security clearances necessary or desirable in connection with the transactions contemplated hereby.

      [10.10 Stewart Warner South Wind Contract. One of the Contracts is a contract with an affiliate of Seller, Stewart Warner South Wind Corporation ("South Wind"). Pursuant to this Contract, Seller is performing work as a subcontractor to South Wind, with South Wind being the prime contractor under a contract with the U.S. Army. In connection with the South Wind contract, and without limiting Purchaser's other obligations in connection with the Contracts, Purchaser agrees that all design rights (including, but not limited to parts lists, drawings, specifications, software codes, acceptance test procedures, supplier lists, etc.) relating to Seller's work shall be consistent with South Wind's obligations under its contract with the Army.

      Promptly after the Closing, Purchaser shall meet with South Wind to discuss the status of the South Wind Contract and the steps necessary to improve performance of the product and prepare a proposal for Phase II production (the "Project"). At any time thereafter until the award of a contract by South Wind to Purchaser, South Wind or Purchaser may elect to terminate Purchaser's further involvement with the Project. In the event of such termination, Purchaser shall promptly transfer to South Wind all intellectual property (including, without limitation, know-how, drawings, parts lists, specifications, software costs, acceptance test procedures and supplier lists in Purchaser's possession or control) that South Wind may be obligated to deliver under its contract with the Army and, at no cost to South Wind or Seller, provide all reasonable cooperation and assistance to allow South Wind to transition to another Supplier to allow completion of the Project and the same reasonable cooperation to allow South Wind to competitively bid and perform Phase II production.

      10.11 Letters of Credit. Seller and certain affiliates of Seller have certain reimbursement obligations in connection with the letters of credit set forth on Schedule 10.11 (the "Letters of Credit"). Purchaser shall, with thirty
(30) days after the Closing, replace the Letters of Credit with corresponding letters of credit satisfactory to the customer under the Contracts requiring such Letters of Credit. Neither Seller nor any of its affiliates shall have any liability under the replacement Letters of Credit. In the event that, prior to such replacement, any Letter of Credit is partially or wholly drawn down, Purchaser shall fully indemnify and hold harmless Seller and its affiliates for any loss, cost or expense of whatsoever nature arising in connection with such draw-down.

                           ARTICLE XI - MISCELLANEOUS

      11.1 Expenses. Except as otherwise provided in this Agreement, each party shall pay all of its costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

            (a) All notices, requests, demands, and other communications under this Agreement shall be in writing and delivered in person, sent by certified or registered mail, postage prepaid, or sent by reputable courier service or telecopy, and properly addressed as follows:

            If to Purchaser, to:   Stewart Warner Electronics Co.
                                   10 Industry Drive
                                   Lancaster, PA 17603
                                   Attn:  Mr. Myron Levy

                   cc:             Blau, Kramer, Wactlar & Lieberman, P.C.
                                   100 Jericho Quadrangle
                                   Jericho, NY 11753
                                   Attn:  David Lieberman, Esq.

            If to Seller, to:      BTR Aerospace Group
                                   200 1780 Wellington Avenue
                                   Winnipeg, Manitoba R3H 1B3
                                   Attn:  Mr. David Unruh

            With a copy to:        BTR Inc.
                                   Stamford Harbor Park
                                   333 Ludlow Street
                                   Stamford, Connecticut 06902
                                   Attn:  Peter M. Kent, Esq.

            (b) Any party from time to time may change its address and/or the designated individual for the purpose of notices to that party by a similar notice specifying a new address and/or designated individual, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

            (c) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Schedule 11.2 shall, in the case of personal delivery, be effective upon delivery; in the case of registered or certified mail shall be effective four (4) business days following deposit in the mail, postage prepaid; and in the case of courier or telecopy, when delivery is confirmed in person.

      11.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Confidentiality Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all written or oral negotiations, representations, warranties, commitments, offers, bids, bid solicitations, and other understandings prior to the date hereof.

      11.4 Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

      11.5 Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, that, except as otherwise provided for herein, neither this Agreement nor any right hereunder may be assigned by Seller or Purchaser without the prior written consent of the other party.

      11.6 Captions. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference, and shall not be deemed to modify, explain, enlarge or restrict any provision of this Agreement or affect the construction hereof.

      11.7 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

      11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement

      11.9 Remedies cumulative. Except as otherwise expressly limited herein, the rights, powers and remedies given to any party by this Agreement shall be in addition to all rights, powers and remedies given to that party by any statute or rule of law. Any forbearance or failure or delay in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power of remedy shall not preclude the further exercise thereof or be deemed to be a waiver of any other right, power or remedy.

                                      STEWART WARNER ELECTRONICS CORPORATION


                                      By:
                                          ----------------------------------
                                      Name:
                                      Title:

                                      STEWART WARNER ELECTRONICS CO.

                                      By: /s/ [Illegible]
                                          ----------------------------------
                                      Name:
                                      Title:   SEC'Y.

                                  SCHEDULE 1.9(c)

                            BALANCES WITH AFFILIATES

See attached.

                                  SCHEDULE 4.5

                                   LITIGATION

      On or about March 29, 1995, Seller received a subpoena from the Office of Inspector General, U. S. Department of Defense, for the production of a large volume of Seller's documents relating to airplane guidance devices produced by Seller for the U. S. Navy relating to Seller/Navy contracts for 1988, 1989, 1991 and 1993.

      The DOD has not informed Seller of the focus of the DOD'S investigation. Seller, through its counsel, is working with Seller's staff to respond to the subpoena and is simultaneously conducting its own investigation into Seller's activities to determine the subject(s) of the DOD'S investigation. Seller's investigation is ongoing and will continue after the Closing.

      During Seller's investigation, Seller's counsel was informed of allegations that staff intentionally falsified time entries. It is reported that such purported deliberate falsifications stopped in early 1991 but resumed early last year and, therefore, if true, should be assumed to affect time on current contracts.

                                  SCHEDULE 4.7

                         INCLUDED INTELLECTUAL PROPERTY

      1.    Tradenames

            Stewart Warner Electronics Corporation

      2.    Patents

            [None]

      3.    Trademarks

            None

                                  SCHEDULE 4.8

                              COMPLIANCE WITH LAWS


See Schedule 4.5

                                  SCHEDULE 4.9

                             EMPLOYEE BENEFIT PLANS


See attached

                       SCHEDULE OF EMPLOYEE BENEFIT PLANS
               EMPLOYEES OF STEWART-WARNER ELECTRONICS PARTICIPATE

Stewart-Warner Corporation Group Insurance Plan - Plan Number 501

Stewart-Warner Corporation Retirement Income Plan - Plan Number 001

                                  SCHEDULE 4.14

                               ACCOUNTS RECEIVABLE

See attached

--------------------------------------------------------------------------------
**MR4**
OPERATING UNIT: Stewart Warner Electronics - Local - 0875          SCHEDULE: MR4
                        B A L A N C E   S H E E T                  CURRENCY: USD
PERIOD ENDED  : JUN 1995                                           - = CREDIT
--------------------------------------------------------------------------------

                                     ACTUAL     PLAN
                                    PREVIOUS   CURRENT                            ACTUAL                              CURRENT PERIOD
   *** BALANCE SHEET ***              YEAR      YEAR    ----------------------------------------------------------------------------
                                      END        END     JAN       FEB         MAR       APR       MAY       JUN     PLAN   PRIOR YR
------------------------------------------------------------------------------------------------------------------------------------
Inventories                           3012      2422     3044      3035        3052      3063      2978      3012    2735       3232
Trade - Accts Receivable              1260      1583     1182       706         774       962       869      1104     795       1901
Trade - Accts Payable                 -360      -300     -236      -112         -92       -36       -37       -89    -300       -264
Trade - Deposits (Rec'd)/Paid         -706      -942     -664      -624        -757      -760      -756      -360   -1043       -680
Trade - Fellow Subs Receivable                                                                                                   104
Trade - Fellow Subs Payable           -218      -163     -206      -244        -120      -158      -130      -104    -160       -136
                                   -------------------------------------------------------------------------------------------------
Trade Working Capital                 2988      2600     3120      2761        2857      3071      2924      3563    2067       4237

Other Accounts Rec'le/Prepayments     2479      1721     2483      2608        2067      2201      2080      1425    1790       2515
Other Accounts Pay'le/Accruals       -1101      -210     -354      -335        -323      -297      -325      -312     -78       -970
Other Fellow Subs Receivable
Other Fellow Subs Payable
                                   -------------------------------------------------------------------------------------------------
Trade Working Capital                 4366      4111     5247      5034        5001      4975      4679      4676    3779       5774

Petty Cash
Land & Buildings                                  20                                                                   20
Other Fixed Assets                     266       240      262       270         265       261       260       256     219        270
Investments
Intangibles
                                   -------------------------------------------------------------------------------------------------
Net Assets Employed                   4632      4371     5509      5304        5266      5236      4939      4932    4018       6044

Taxation                               622      -206      718       819         299       405       504       556     211         96
Dividends
Post Retirement Benefits                        -809     -809      -809        -827      -827      -827      -827    -825
Profits Levy Paid
                                   -------------------------------------------------------------------------------------------------
Total                                 5254      3356     5418      5314        4738      4814      4616      4661    3404       6140
                                   =================================================================================================
Share Capital                       -11923    -11923   -11923    -11923      -11923    -11923    -11923    -11923  -11923     -11923
Funding Loan Int-co - Region          5605      8141     5274      5515        5694      5506      5497      5354    7537       5437
Funding Loan Int-co - Ex Region
Share in Subsidiaries
Goodwill on Consolidation
Reserves                             -1083      -713     -181      -167        -167      -167      -167      -167    -713      -1050
Retained Profit-Current Year           902       189      137       283         430       583       725       975     545        126
Deferred Tax / FITH                   1208       945     1208      1194        1194      1194      1194      1154    1145       1306
Minority Interests
Short Term Deposits
Loan Capital
Bank Loans. O/D & Cash Balances         37         5       67      -216          34        -7        58       -54       5        -36
                                   -------------------------------------------------------------------------------------------------
Total                                -5254     -3356    -5418     -5314       -4738     -4814     -4626     -4661   -3404      -6140
------------------------------------------------------------------------------------------------------------------------------------

DATE ISSUED:  19/07/95 - 11:26:08

                                  SCHEDULE 4.16

                              GOVERNMENT CONTRACTS

                                  SCHEDULE 7.1

                                    EMPLOYEES

                        Stewart Warner Electronics Corp.
                               Employees Retained

                                  Schedule 7.1

--------------------------------------------------------------------------------
  LAST           FIRST     MI    SALARY                   TITLE
--------------------------------------------------------------------------------
Bast            Edwin       L    48,528        Section Engineer
--------------------------------------------------------------------------------
Boyer           Bradley     X    51,024        Section Engineer
--------------------------------------------------------------------------------
Brand           Larry       D    47,112        Mgr. Contract Administration
--------------------------------------------------------------------------------
Bronswick       Leonard          50,436        Section Engineer
--------------------------------------------------------------------------------
Culver          Martin      L    34,200        Manufacturing Engineer
--------------------------------------------------------------------------------
DelValle        Isidore          32,160        Engineer
--------------------------------------------------------------------------------
Duszak          Gary        L    42,480        Project Engineer
--------------------------------------------------------------------------------
Ferrari         Francis     E    54,984        Section Engineer
--------------------------------------------------------------------------------
Itter           William     T    48,756        Dir. Quality Control
--------------------------------------------------------------------------------
McKay           Robrt            32,052        Foreman (Assembly)
--------------------------------------------------------------------------------
Miotke          Leon        B    42,276        Project Engineer (ARA63)
--------------------------------------------------------------------------------
Nair            Shashi      K    37,896        Manager, Accounting
--------------------------------------------------------------------------------
Ozers           Ziedonis         36,312        Manager, Technical Documentation
--------------------------------------------------------------------------------
Rounsaville     George      D    62,100        Director, Military & Aircraft
--------------------------------------------------------------------------------
Walkup          Ronald      D    39,600        Engineer
--------------------------------------------------------------------------------
Corcoran        Theresa     M    22,360        Jr. Accountant, Part Time
--------------------------------------------------------------------------------
Jaworsky        Adam             27,690        Assistant Engineer
--------------------------------------------------------------------------------
Krawczyk        Robert      P    27,914        Assistant Engineer
--------------------------------------------------------------------------------
Lu              Lac              22,714        Assistant Engineer
--------------------------------------------------------------------------------
Symanek         Robert      C    26,688        Assistant Engineer
--------------------------------------------------------------------------------
Wojtanek        Mitchell         32,864        Sr. Eng. Mechanic
--------------------------------------------------------------------------------
Whelan          John        T    36,528        Mgr. Systems & Programming
--------------------------------------------------------------------------------

                                  SCHEDULE 9.5

                             LETTERS OF CREDIT, ETC.

                          [Letterhead of NationsBank]

                                                                   July 28, 1995

NationsBank

      BTR Inc.
      750 Main St.
      Stamford, CT 06902
      Attn: Ms. Christel Stracke
      Phone/Fax.: (203) 352-0028/824-7852

Dear Ms. Stracke:

                   Re: Stewart Warner Electronics Corporation

      Per your request, we hereby confirm that the up-to-date outstanding Letter(s) of Credit balance for account of BTR Inc./Stewart Warner Electronics Corporation is US $1,454,228.79; details as follow (all Standby Letter of Credit):


LC No       Amount (USD)      Issued Date       Expiry Date       Remarks
-----       ------------      -----------       -----------       -------
39148       273,986.00        12/30/82          10/28/95
39147        39,000.00        12/30/92          10/30/95
39539        12,850.00        05/10/93          12/15/95
39745        38,066.00        07/16/93          09/27/95
39746        48,800.00        07/16/93          01/27/96          Auto-Renew till Final 11/30/99
39747        16,650.00        07/16/93          11/20/95
40275        13,509.00        01/13/94          05/15/96
40276         3,919.00        01/13/94          06/15/96
40841       168,540.00        08/05/94          12/28/95
41184        90,678.00        12/01/94          05/28/96
41185        18,645.00        01/01/94          10/31/96          Auto-Renew till Final 10/31/98
41321        16,550.00        01/19/95          05/31/96          Auto-Renew till Final 05/31/99
41322       187,304.68        01/19/95          11/27/96
41710         8,604.20        06/14/95          10/01/96
41711         9,728.00        06/14/95          04/12/96
41712       105,034.86        06/14/95          03/27/96
41713       215,651.00        06/14/95          08/29/96          Auto-Renew till Final 08/29/97
41714        18,936.70        06/14/95          12/31/96          Auto-Renew till Final 12/31/99
41715       105,411.00        06/14/95          03/30/96          Auto-Renew till Final 03/30/97
41716         9,468.40        06/14/95          12/31/96          Auto-Renew till Final 12/31/99
41772        58,400.00        07/07/95          05/28/96
          ------------
Total:    1,454,228.79 (21 Letters of Credit)

      If you have any questions, please feel free to call us,

                  Very truly yours,

                  [Illegible]
                  ------------------------
                  Authorized Signature


       USA
      [Logo]
 Official Sponsor
     1994/199[Illegible]

                                    GUARANTY

      THIS GUARANTY dated July 28, 1995 by BTR Dunlop, Inc., a Delaware corporation ("Guarantor").

                                   WITNESSETH:

      WHEREAS, Stewart Warner Electronics Corporation, a Delaware corporation and a subsidiary of Guarantor ("Seller"), and Stewart Warner Electronics Co., a Pennsylvania corporation ("Purchaser"), have concurrently herewith entered into a Purchase and Sale Agreement pursuant to which Purchaser has agreed to acquire certain assets of Seller and assume certain liabilities (the "Asset Purchase Agreement"); and

      WHEREAS, it is a condition to Purchaser's obligations under the Asset Purchase Agreement that Guarantor shall have executed and delivered this Guaranty;

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce Purchaser to enter into the Asset Purchase Agreement, Guarantor covenants and agrees as follows:

      1. Subject to Section 4 hereof:. (a) Guarantor hereby unconditionally and irrevocably guarantees to Purchaser and its successors and assigns the due, punctual and full satisfaction, payment and performance when and as due of each of the representations, warranties, covenants, conditions, agreements and obligations of Seller (the "Obligations") set forth in the Asset Purchase Agreement. If Seller shall fail to satisfy any part or all of the Obligations when due, Guarantor will promptly satisfy and discharge all such obligations in full.

      (b) The Obligations and the liability of Guarantor under this Guaranty are continuing, irrevocable, absolute and unconditional without regard to the liability of any other person under all circumstances and (i) are not conditioned or contingent upon, and are irrespective of the pursuit by Purchaser of whatsoever remedies there may be against Seller (or any other obligor upon the Obligations, any other guarantor or any security for any or all of the Obligations) and (ii) will not be discharged or affected by any circumstance (other than complete satisfaction of the Obligations) which might constitute a legal or equitable discharge. Guarantor's guarantee made pursuant to this Guaranty shall be a continuing guarantee of any and all instruments given in extension or renewal or substitution for the Obligations.

      (c) Guarantor agrees that, in the event that any of the Obligations are paid, Guarantor's liability under this Guaranty shall continue and remain in full force and effect in the event that all or any part of said payment is recovered from Purchaser or any other payee under any applicable bankruptcy or insolvency or other law affecting or available to creditors or their representatives.

       2. Guarantor hereby represents and warrants that this Guaranty has been duly authorized and approved by all necessary corporate action of Guarantor, has been duly executed and delivered by Guarantor, and constitutes a valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

       3. (a) This Guaranty may not be assigned by Guarantor without the prior written consent of Purchaser. This Guaranty shall be binding upon Guarantor and its successors and assigns.

       (b) This Guaranty constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. No amendment or modification of the terms of this Guaranty shall be binding or effective unless expressed in writing and signed by both Guarantor and Purchaser.

       (c) The waiver by Purchaser of the breach of any of the terms and conditions of, or any right under, this Guaranty shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by Purchaser.

       (d) This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly within the State of New York.

       4. Notwithstanding anything to the contrary contained herein, the obligations of Guarantor hereunder shall in no event exceed $250,000, and when and if Guarantor has paid such amount, all obligations hereunder shall cease and be of no further effect provided, however, that Guarantor's obligations shall be unlimited with respect to the obligations of Seller contained in Section 6.1(i) (Bulk Sales) and Section 6. 1(j) (DOD Subpoena).

       IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                      BTR DUNLOP, INC.


                                      BY: /s/ [Illegible]
                                          -----------------------------

                                    GUARANTY

      THIS GUARANTY dated July 28, 1995 by Herley Industries, Inc., a Delaware corporation ("Guarantor").

                                   WITNESSETH:

      WHEREAS, Stewart Warner Electronics Co., a Pennsylvania corporation and a subsidiary of Guarantor ("Purchaser"), and Stewart Warner Electronics Corporation ("Seller") have concurrently herewith entered into a Purchase and Sale Agreement pursuant to which Purchaser has agreed to acquire certain assets of Seller and assume certain liabilities (the "Asset Purchase Agreement");

      WHEREAS, the terms used in this Guaranty shall be as defined in the Asset Purchase Agreement; and

      WHEREAS, it is a condition to Seller's obligations under the Asset Purchase Agreement that Guarantor shall have executed and delivered this Guaranty;

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce Seller to enter into the Asset Purchase Agreement, Guarantor covenants and agrees as follows:

      1. (a) Guarantor hereby unconditionally and irrevocably guarantees to Seller and its successors and assigns the due, punctual and full satisfaction, payment and performance when and as due of each of the representations, warranties, covenants, conditions, agreements and obligations of Purchaser (the "Obligations") set forth in Sections 2.4(a), 2.4(b) and 2.4(d) and Section 10.11 of the Asset Purchase Agreement. If Purchaser shall fail to satisfy any part or all of the Obligations when due, Guarantor will promptly satisfy and discharge all such obligations in full.

            (b) The Obligations and the liability of Guarantor under this Guaranty are continuing, irrevocable, absolute and unconditional without regard to the liability of any other person under all circumstances and (i) are not conditioned or contingent upon, and are irrespective of the pursuit by Seller of whatsoever remedies there may be against Purchaser (or any other obligor upon the Obligations, any other guarantor or any security for any or all of the Obligations) and (ii) will not be discharged or affected by any circumstance (other than complete satisfaction of the Obligations) which might constitute a legal or equitable discharge. Guarantor's guarantee made pursuant to this Guaranty shall be a continuing guarantee of any and all instruments given in extension or renewal or substitution for the Obligations.

            (c) Guarantor agrees that, in the event that any of the Obligations are paid, Guarantor's liability under this Guaranty shall continue and remain in full force and effect in the event that all or any part of said payment is recovered from Seller or any other payee under any applicable bankruptcy or insolvency or other law affecting or available to creditors or their representatives.

      2. Guarantor hereby represents and warrants that this Guaranty has been duly authorized and approved by all necessary corporate action of Guarantor, has been duly executed and delivered by Guarantor, and constitutes a valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

      3. (a) This Guaranty may not be assigned by Guarantor without the prior written consent of Seller. This Guaranty shall be binding upon Guarantor and its successors and assigns.

            (b) This Guaranty constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. No amendment or modification of the terms of this Guaranty shall be binding or effective unless expressed in writing and signed by both Guarantor and Seller.

            (c) The waiver by Seller of the breach of any of the terms and conditions of, or any right under, this Guaranty shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by Seller.

            (d) This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly within the State of New York.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                           HERLEY INDUSTRIES, INC.

                                           BY: /s/ [Illegible] CEO
                                               ------------------------------

                                      LEASE

      THIS LEASE is made as of the 28th day of July, 1995, by and between STEWART WARNER CORPORATION ("Landlord") and STEWART WARNER ELECTRONICS CO. ("Tenant"), who hereby mutually covenant and agree as follows:

                I. GRANT, TERM, DEFINITIONS AND BASIC PROVISIONS

      1.0 Grant. Landlord, for and in consideration of the rents and other sums herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the improved real estate described in Exhibit A attached hereto, together with all real property improvements and appurtenances belonging to or in any way pertaining to the same (collectively, the "Leased Premises").

      1.1 Lease Term. The term of this Lease shall commence on the date hereof (the "Commencement Date") and shall terminate ninety (90) days from the date hereof (the "Initial Period"); provided, however, that Tenant may elect to extend the term for three additional periods of 30 days (each such period an "Option Period"), with time of the essence, by delivering notice of such election to extend no later than 20 days prior to the end of the Initial Period or the then current Option Period.

      1.2 Basic Lease Provisions.

            (a)   Purpose (See Section 3.0):

            (b)   Base Rent (See Section 4.0):

                      Base Rent:  $0 during the Initial Period
                                  $25,000 for each Option Period

            (c)   Payee (See Section 4.0): Stewart Warner Electronics
                  Corporation

            (d)   Payee's Address: Stewart Warner Electronics Corporation
                                   c/o BTR Inc.
                                   333 Ludlow Street
                                   Stamford Harbor Park
                                   Stamford, CT 06902

            (e)   Form of Insurance (See Article VI): The insurance specified in
                  Section 6.0 of this Lease shall insure Landlord, in addition to Tenant.

            (f)   Tenant's Address:   c/o Herley Industries, Inc.
                                      10 Industry Drive
                                      Lancaster, PA 17603

            (h)   Landlord's Address: 333 Ludlow Street
                                      Stamford Harbor Park
                                      Stamford, CT 06902

                                 II. POSSESSION

      Tenant hereby accepts the Leased Premises in its "AS IS" condition. Neither Landlord nor any agents or employees of Landlord have made any representations or warranties, direct or indirect, oral or written, express or implied, to Tenant or any agents or employees of Tenant with respect to the condition of the Leased Premises, its fitness for any particular purposes, or its compliance with any laws, and Tenant is not aware of and does not rely upon any such representation to any other party. Tenant acknowledges that no representation as to the condition an repair of the Leased Premises has been made by or on behalf of Landlord prior to or at the execution of this Lease that is not herein expressed. Tenant's taking possession shall be conclusive evidence that the Leased Premises were suitable for Tenant's intended purposes as of the date thereof and that Tenant has waived all claims relating to the condition of the Leased Premises.

                                  III. PURPOSE

      The Leased Premises shall be used and occupied only for purposes similar to the uses of the Leased Premises immediately prior to the Commencement Date, except that no such use shall (a) constitute a public or private nuisance or waste, (b) render the insurance on the Leased Premises void or the insurance risk more hazardous, or (c) be unlawful.

                                    IV. RENT

      4.0 Base Rent. Beginning with the Commencement Date, Tenant shall pay base rent as set forth in Section 1.2(b) hereof, payable in advance, as set forth in said Section, without any prior demand therefor and without any offset or deduction whatsoever. Base Rent shall be prorated for partial months within the term. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease in addition to Base Rent shall be deemed additional rent ("Additional Rent") , and Base Rent and Additional Rent shall hereinafter be collectively called "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. Rent shall be paid to or upon the order of Payee at the Payee's Address. Landlord shall have the right to change the Payee or the


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

Payee's Address by giving written notice thereof to Tenant. All payments of rent shall be made without deduction, set off, discount or abatement in lawful money of the United States

      4.1 Interest on Late Payments and Late Charges. Each and every payment of charges due hereunder, which shall not be paid when due shall bear interest at the rate of ten percent (10%) per annum or the maximum rate of interest permitted by law whichever is less, from the date when same is payable under the terms of this Lease until the same shall be paid. Additionally, a late charge of two percent (20%) of all delinquent Rent shall be paid to Landlord by Tenant.

                            V. INTENTIONALLY OMITTED

                                  VI. INSURANCE

      6.0 Kinds and Amounts. During the term of this Lease, Tenant shall procure and maintain policies of insurance, at its sole cost and expense, insuring Landlord and Tenant from all liability, claims, demands or actions for bodily injury or property damage in an amount of not less than $1,000,000, combined single limit made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Leased Premises. Landlord shall be responsible for maintaining casualty insurance on the Leased Premises at its own cost and expense.

      6.1 Form of Insurance. The aforesaid insurance shall be issued by companies qualified to do business in the state in which the Leased Premises are located and shall be in form, substance an amount reasonably satisfactory to Landlord, and shall contain standard loss payee clauses satisfactory to Landlord. The aforesaid insurance shall not be subject to cancellation or non-renewal by either the insurance carrier or the insured except after at least thirty (30) days prior written notice to Landlord. Prior to the Commencement Date, certificates of insurance shall be deposited with Landlord, naming Landlord as additional insured.

      6.2 Fire Protection. Tenant shall take no action which would result in a violation of all applicable fire codes of any governmental authority.

      6.3 Mutual Waiver of Subrogation Rights. Whenever (a) an loss, cost, damage or expense resulting from fire, explosion or an other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and
(b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then the party so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could


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

have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage.

                           VII. DAMAGE OR DESTRUCTION

      If the Leased Premises are damaged or destroyed and rendered partially or wholly untenantable for their accustomed use by fire or other casualty, the term of this Lease shall terminate as of the date of said casualty.

                               VIII. CONDEMNATION

      In the event that any portion of the Leased Premises is taken by any public authority under power of eminent domain or is conveyed under threat of such taking (or any part of the Lease Premises is so taken or conveyed which would necessitate a reduction of square footage in the improvements on the Lease Premises which are occupied by Tenant) , the term of this Lease shall terminate as of the date of the taking or conveyance and the Landlord shall be entitled to the entire condemnation award.

                         IX. MAINTENANCE AND ALTERATIONS

      9.0 Maintenance. Tenant shall keep and maintain the improvements at any time situated upon the Leased Premises, the entire parking area on the Leased Premises and all sidewalks and areas adjacent thereto, safe, secure, clean and sanitary (including without limitation, snow and ice clearance), and in compliance in all material respects with all lawfully promulgated health, safety and police regulations in force provided, however, that Tenant shall not be responsible for any repair obligations in excess of $1,000 in any one instance or $10,000 in the aggregate.

      9.1 Alterations. Tenant shall make no additions, improvements or alterations to the Leased Premises.

                      X. ASSIGNMENT AND SUBLETTING

      Tenant will not sell, assign, mortgage, pledge or in any manner transfer any of its interest in this Lease or sublet any portion of the Leased Premises.


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

                           XI. LIENS AND ENCUMBRANCES

      11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber Landlord's interest or in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises in any way become subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant other than a claim by Landlord, shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

      11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises to become subject to any mechanics', laborers', or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Lease Premises by reason of non-payment thereof; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

                                 XII. UTILITIES

      Landlord shall purchase all utility services, including without limitation, fuel, water, sewerage and electricity, from the utility or municipality providing such service, and shall pay for such services when such payments are due. Tenant shall take no action that would cause the use of such service to increase materially over recent historical levels.

                           XIII. INDEMNITY AND WAIVER

      13.0 Tenant's Indemnity. Tenant will protect, indemnify and save harmless Landlord, and its agents, employees, officers an directors, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys, fees an expenses) imposed upon or incurred by or asserted against Landlord by reason of
(a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or any part thereof, or resulting from any act or omission of Tenant or anyone claiming by, through, or under Tenant during the Lease Term; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (c) the performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof performed by or on behalf of Tenant during the Lease Term; or (d) claims, losses, damages, response costs, clean-up costs and expenses arising out of or in any way relating to the introduction by Tenant of Hazardous Materials, as defined hereinbelow, over, beneath, in or upon the Leased Premises, including, without limitation, (i) claims of third parties (including governmental entities) for damaged, penalties, response costs, clean-up costs, injunctive or other relief; (ii) costs and expenses of removal and restoration including fees and costs of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any governmental agency; and (iii) any and all expenses or obligations, including, without limitation, reasonable attorneys' fees and costs, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by the Tenant when incurred. For purposes of this Lease, the term "Hazardous Materials" shall mean and include any hazardous, toxic or dangerous waste substance or material defined as such in or for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC Section 9601, et. seq.), the Hazardous Materials Transportation Act (49 USC Section 1802, et. seq.) and the Resource Conservation and Recovery Act (42 USC Section 6901, et. seq.) or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect (collectively, the "Environmental Laws") Landlord and Tenant agree that the obligations of Tenant provided herein and elsewhere in this Lease shall survive expiration of the Lease Term.

      13.1 Waiver of Certain Claims. Tenant waives all claims it may have against Landlord for damage or injury to property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Leased Premises or any of its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about the Leased Premises or resulting directly or indirectly from any act of neglect of any person, including Landlord, to the extent permitted by law. This Section 13.1 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether an such damage results from the act or neglect of Tenant or any other person, including Landlord, to the extent permitted by law, and whether such damage be caused by or result from any thing or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of wholly different nature. All personal property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Leased Premises shall be at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

      13.2 Landlord's Indemnity. Landlord will protect, indemnify and save harmless Tenant and its agents, employees, officers and directors, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including


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

without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant by reason of claims, losses, damages, response costs, clean-up costs and expenses arising out of or in any way relating to the introduction by parties other than Tenant of Hazardous Materials, as defined herein below, over, beneath, in or upon the Leased Premises, including, without limitation, (i) claims of third parties (including governmental entities) for damages, penalties, response costs, clean-up costs, injunctive or other relief; (ii) costs and expenses of removal and restoration, including fees and costs of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any governmental agency; and (iii) any and all expenses or obligations, including without limitation, reasonable attorneys' fees and costs, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by the Landlord when incurred. For purposes of this Lease, the term "Hazardous Materials" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in or for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC Section 9601, et. seq.), the Hazardous Material Transportation Act, (49 USC Section 1802, et. seq.), and the Resource Conservation and Recovery Act (42 USC Section 6901, et. seq.) or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards or conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time hereinafter in effect (collectively, the "Environmental Laws"). Landlord and Tenant agree that the obligations of Landlord provided herein and elsewhere in this Lease shall survive expiration of the Lease Term.

                        XIV. RIGHTS RESERVED TO LANDLORD

      Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord reserves the following rights to be exercised at Landlord's election:

            (a) To enter and/or inspect the Leased Premises and to make repairs, remediations, additions or alterations to the Lease Premises; and

            (b) To show the Leased Premises to persons having legitimate interest in viewing the same.

            (c) To use and occupy, or allow others to use and occupy, the Leased Premises to the extent necessary to permit continued operation of, or removal from the Leased Premises of, the so-called line tracing business provided, however, that such use and occupancy shall not materially affect Tenant's ability to conduct its operations in the Leased Premises.

Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, so long as such exercise does not result in an significant interference in the conduct of Tenant's business, without being deemed guilty of any eviction or disturbance of Tenant's use or possession of the Leased Premises, and without being liable in an manner to Tenant.

                               XV. QUIET ENJOYMENT

      So long as Tenant is not in default under the covenants an agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by an person claiming by, through or under Landlord.

                        XVI. SUBORDINATION OR SUPERIORITY

      This Lease and Tenant's rights are and shall be subject to any mortgages or trust deed(s) executed by Landlord against the Leased Premises and to any amendments, modifications or renewals thereof. Tenant shall execute and deliver within fifteen (15) days of the request of Landlord or its mortgagee such acknowledgments or documents as may be requested from time to time in connection with the financing of the Leased Premises including, without limitation, subordination and attornment instruments, and estoppel certificates.

      Tenant hereby consents in advance to any collateral assignment of this Lease which Landlord elects, in its sole discretion, to execute, provided that every such collateral assignment shall provide that the same shall not become operative except in the event of a default under the note collateralized by this Lease or under any mortgage securing such note.

                                 XVII. SURRENDER

      17.0 Surrender. Upon termination of this Lease, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord, in the same condition and repair as at commencement, reasonable wear and tear excepted. All alterations, temporary or permanent, made in or upon the Leased Premises by Tenant shall become Landlord's property on any such termination an shall remain upon the Leased Premises without compensation, allowance or credit to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any alterations (including signage) and restore the Leased Premises to their condition prior to the making of such alterations, repairing any damage occasioned by such removal or restoration. If Landlord requires removal of any alterations and Tenant does not make such removal in accordance with this Section 17.0 at the time of such termination, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof or, at its election, deliver the same to any other place of business of Tenant or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing to Landlord on demand.

      17.1 Removal of Tenant's Property. Upon termination of this Lease, Tenant shall remove Tenant's articles of personal property incidental to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removal, and shall restore the Leased Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises, as aforesaid, Landlord may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a bill of sale, without further payment or credit by Landlord to Tenant. Notwithstanding the foregoing, provided that no later than 20 days before the end of the term hereof (including any Option Period exercised by Tenant), Tenant provides Landlord a list of machinery and equipment (but not inventory) that Tenant does not intend to remove from the Leased Premises and provided further that such list includes only machinery and equipment conveyed pursuant to that certain Purchase and Sale Agreement dated of even date herewith between Landlord and Tenant, Tenant shall not be required to pay the cost of removal, repair, delivery or warehousing as contemplated in this Section 17.1.

      17.2 Holding Over. Tenant shall have no right to occupy the Leased Premises or any portion thereof after the termination of Tenant's right to possession pursuant to Section 18.0 hereof. In the event Tenant shall continue to occupy the Leased Premises or any portion thereof as aforesaid, Tenant shall be liable for double Rent for said holdover period.

                                 XVIII. REMEDIES

      18.0 Defaults. Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

            (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

            (b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

            (c) Tenant shall make any assignment for the benefit of creditors or shall apply for consent to the appointment of a receiver for tenant or any of the property of Tenant; or

            (d) The Leased Premises are levied upon by any revenue officer or similar officer as the result of any act or omission of Tenant; or

            (e) A decree or order appointing a receiver of all or substantially all of the property of Tenant shall be made an such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

            (f) Tenant shall abandon the Leased Premises or vacate the same during the term hereof; or

            (g) Tenant shall default in any payment of rent or in an other payment required to be made by Tenant hereunder when due and for five days thereafter; or

            (h) Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to assure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest wit diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

            (i) Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for ten (10) days after notice thereof in writing to Tenant.

Upon the occurrence of any one or more of such events of default, Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, an hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for) , to enter into and upon the Lease Premises, with or without process of law, and to repossess the Leased Premises as the Landlord's former estate and to expel or remove the Tenant and any others who may be occupying the Leased Premises, without being deemed in any manner guilty


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

of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord's rights to rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages all Rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Leased Premises, preparation for reletting and for reletting itself) and (2) the cost of performing any other covenants to be performed by the Tenant. If the Landlord elects to terminate the Tenant's right to possession only without terminating the Lease, the Landlord may, at the Landlord's option, enter into the Leased Premises, remove the Tenant's signs, if any, and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord may, but (except as required by statute) shall be under no obligation so to do, relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises as part of a larger area and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient, All expenses of decorating, changing, altering an adding to the Leased Premises shall be borne solely by Landlord. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent an other sums provided herein to be paid by Tenant for the remainder of the Lease Term as the same shall become due and payable. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, reasonable attorneys' fees and brokers, commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease Term, Tenant shall pay to Landlord on demand any deficiency as the same shall become due and payable. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 18.0 from time to time. Tenant shall pay all costs and expenses, including attorneys, fees and costs, incurred by Landlord in recovering such sums due hereunder.

      18.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.


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

      18.2 No Waiver. No delay or omission of either party to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other sums due hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's rights hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

                               XIX. MISCELLANEOUS

      19.0 Right to Cure. Following any notice of default to Tenant and opportunity for cure provided by Article XVIII, Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant' failure to obtain insurance, make repairs, or satisfy lien claims) ; and whenever Landlord so elects, all costs and expenses paid by it in curing such default, including, without limitation, reasonable attorneys' fees and costs, shall be so much Additional Rent due on the next rent date after such payment, together with interest at the rate of ten percent (10%) per annum, or such lesser rate equal to the maximum rate of interest permitted by law, from the date of the advance to the date of repayment.

      19.1 Amendments Must Be in Writing. None of the covenants, terms or conditions of this Lease to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by the other part.

      19.2 Notices. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently give if delivered personally or mailed by United States certified mail in an envelope properly stamped and addressed to Tenant at Tenant's Address or at such other address as Tenant may heretofore have designated by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if delivered personally or mailed by United States certified mail in an envelope properly stamped and addressed to Landlord at Landlord's Address, or at such other address or to such other agent as Landlord may heretofore have designated by written notice to Tenant, with a copy to any first mortgagee of the Leased Premises, the identity and address of which Tenant shall have received written notice. The effective date of any notice shall be the date of personal delivery or, in the case of mailing, one (1) day after delivery of the same to the United States Postal Service.

      19.3 Short Form Lease. Tenant shall neither record this Lease nor record a memorandum hereof without the Landlord's prior written consent. If Landlord requests, the parties shall execute and acknowledge a short form of Lease for recording purposes at Landlord's expense.

      19.4 Time of Essence. Time is of the essence of this Lease and all provisions herein relating thereto shall be strictly construed.

      19.5 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create an relationship other than the relationship of Landlord and Tenant.

      19.6 Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

      19.7 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

      19.8 Law Applicable. This Lease shall be construed an enforced in accordance with the laws of the State in which the Leased Premises are located.

      19.9 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the permitted heirs, executors, administrators, successors and assigns of the respective parties hereto.

      19.10 Brokerage. Landlord and Tenant warrant to the other that neither of them has had any dealings with any broker or agent in connection with the transactions contemplated hereby. Landlord and Tenant covenant to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with respect to the transactions contemplated hereby or the negotiation thereof and arising by virtue of the acts of the indemnifying party.

      19.11 Landlord's Expenses. Tenant agrees to pay on demand Landlord's expenses, including, without limitation, reasonable attorneys' fees an costs, incurred either directly or indirectly in enforcing any obligation of Tenant under this Lease or, in curing any default by Tenant hereunder.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                                LANDLORD:

                                STEWART WARNER CORPORATION


                                By:
                                    ----------------------------------
                                Its:__________________________________

                                TENANT

                                STEWART WARNER ELECTRONICS CO.

                                By: /s/ [Illegible] SECY.
                                    ----------------------------------
                                Its:__________________________________

                              [Letterhead of BTR]

July 28, 1995

Herley Industries, Inc.
10 Industry Drive
Lancaster, PA 17603-4092

Gentlemen:

      I am Assistant General Counsel of BTR Inc., a company under common control with Stewart Warner Electronics Corporation, a Delaware Corporation ("Seller"). I have represented Seller in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Purchase and Sale Agreement dated July 28, 1995 (the "Agreement") by and between Seller and Stewart Warner Electronics Co., a Pennsylvania corporation ("Buyer"), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, certain assets and the business of Seller on the terms and conditions described therein. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

      In connection with such representation, I have examined the Agreement and have reviewed the corporate proceedings taken by Seller in connection with the authorization, execution and delivery of the Agreement. I have also examined originals, or copies certified to my satisfaction, of such corporate records of Seller and other instruments, certificates of public officials and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to questions of fact material to this opinion, I have, when relevant facts were not independently established, relied upon certificates of officers of Seller and the representations and warranties of Seller contained in the Agreement.

      On the basis of the foregoing, and having regard for such legal considerations I deem relevant, I am of the opinion that:

      (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power to own, lease and operate its property and carry on its business as it is now being conducted.

July 28, 1995
Page 2


      (b) Seller has all requisite corporate power and authority to execute and deliver the Agreement to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized and approved by all necessary and proper corporate action of Seller. The Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by:

            (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general;

            (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) applicable limitation periods;

            (iv) applicable laws limiting the enforcement of any non-competition and non-solicitation covenants and rights of indemnity and/or contribution;

            (v) applicable bulk sales laws; and

            (vi) applicable laws or provisions in the Contracts prohibiting assignment of the Contracts.

      (c) Neither the execution and delivery of the Agreement by Seller, nor the consummation by Seller of the transactions contemplated thereby, will conflict with, result in a breach of or constitute a default under the Certificate of Incorporation or By-Laws.

      I express no opinion herein as to any laws other than the laws of the General Corporation Law of the State of Delaware and the Federal laws of the United States.

                                           Very truly yours,

                                           /s/ Peter M. Kent

                                           Peter M. Kent
                                           Assistant General Counsel

                              [Letterhead of BTR]

July 28, 1995

Herley Industries, Inc.
10 Industry Drive
Lancaster, PA 17603-4092

Gentlemen:

      I am Assistant General Counsel of BTR Inc., a company under common control with Stewart Warner Electronics Corporation, a Delaware Corporation ("Seller"). I have represented Seller in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Purchase and Sale Agreement dated July 28, 1995 (the "Agreement") by and between Seller and Stewart Warner Electronics Co., a Pennsylvania corporation ("Buyer"), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, certain assets and the business of Seller on the terms and conditions described therein. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

      In connection with such representation, I have examined the Agreement and have reviewed the corporate proceedings taken by Seller in connection with the authorization, execution and delivery of the Agreement. I have also examined originals, or copies certified to my satisfaction, of such corporate records of Seller and other instruments, certificates of public officials and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to questions of fact material to this opinion, I have, when relevant facts were not independently established, relied upon certificates of officers of Seller and the representations and warranties of Seller contained in the Agreement.

      On the basis of the foregoing, and having regard for such legal considerations I deem relevant, I am of the opinion that:

      (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power to own, lease and operate its property and carry on its business as it is now being conducted.

July 28, 1995
Page 2


      (b) Seller has all requisite corporate power and authority to execute and deliver the Agreement to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized and approved by all necessary and proper corporate action of Seller. The Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by:

            (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general;

            (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) applicable limitation periods;

            (iv) applicable laws limiting the enforcement of any non-competition and non-solicitation covenants and rights of indemnity and/or contribution;

            (v) applicable bulk sales laws; and

            (vi) applicable laws or provisions in the Contracts prohibiting assignment of the Contracts.

      (c) Neither the execution and delivery of the Agreement by Seller, nor the consummation by Seller of the transactions contemplated thereby, will conflict with, result in a breach of or constitute a default under the Certificate of Incorporation or By-Laws.

      I express no opinion herein as to any laws other than the laws of the General Corporation Law of the State of Delaware and the Federal laws of the United States.

                                           Very truly yours,

                                           /s/ Peter M. Kent

                                           Peter M. Kent
                                           Assistant General Counsel

PMK/tr